UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2016

Skyworks Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-376-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 12, 2016, the Board of Directors of Skyworks Solutions, Inc. (the “Company”) announced that David J. Aldrich has chosen to retire from his position as Chief Executive Officer of the Company effective as of May 11, 2016. The Board of Directors also appointed Mr. Aldrich as its Executive Chairman effective as of May 11, 2016. In his role as Executive Chairman, Mr. Aldrich will continue to be employed as an executive of the Company.

(c)

The Board of Directors also appointed Liam K. Griffin as Chief Executive Officer, effective as of May 11, 2016. Mr. Griffin, 49, has served as President since May 2014. He served as Executive Vice President and Corporate General Manager from November 2012 to May 2014, Executive Vice President and General Manager, High Performance Analog from May 2011 to November 2012, and Senior Vice President, Sales and Marketing from August 2001 to May 2011.

(d)

The Board of Directors increased the size of the Board of Directors from eight to nine and appointed Mr. Griffin as a director, effective May 11, 2016, with his term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Griffin will not receive separate compensation for services rendered as a director and will not serve on any committees of the Board of Directors.

A copy of the Company’s press release announcing these changes is attached to this report as Exhibit 99.1.

(e)

Agreement with David J. Aldrich

On May 11, 2016, in connection with the transition of Mr. Aldrich from Chief Executive Officer to Executive Chairman of the Company, the Company entered into a Second Amended and Restated Change of Control / Severance Agreement with Mr. Aldrich (the “Aldrich Agreement”), which is effective as of May 11, 2016.

The Aldrich Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change of control, Mr. Aldrich either (i) is terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of: (i) a lump-sum payment equal to two times the sum of (A) his then-current annual base salary and (B) the Bonus Amount (as defined below); and (ii) full acceleration of the vesting of all of Mr. Aldrich’s outstanding stock options, which stock options will become exercisable for a period of two years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares that he would have earned had he remained employed through the end of the applicable performance period.  The Bonus Amount is an amount equal to the greater of (x) the average short-term cash incentive awards received for the three years prior to the year in which the termination occurs and (y) the target annual short-term cash incentive award for the year in which the termination occurs.

The Aldrich Agreement also sets out severance benefits that become payable if (i) within two years after a change of control, Mr. Aldrich either (A) is terminated without cause or (B) terminates his employment for good reason, or (ii) the term of the Aldrich Agreement expires within 90 days following a change of control. The severance benefits provided to Mr. Aldrich in such circumstances will consist of: (i) a lump-sum payment equal to two and one-half times the sum of (A) his annual base salary immediately prior to the change of control and (B) the CIC Bonus Amount (as defined below); (ii) Mr. Aldrich’s then-outstanding stock options will become exercisable for a period of 30 months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) provided he is eligible for and timely elects to continue receiving group medical coverage, COBRA continuation for Mr. Aldrich and his eligible dependents for a period of 18 months after the termination (“COBRA continuation”).  Additionally, except as may otherwise be provided in an award agreement documenting an award made under the Company’s 2015 Long Term Incentive Plan (the “2015 Plan”) with respect to a change in control (as that term is defined in the 2015 Plan), in the event of a change of control, the Aldrich Agreement provides for full acceleration of the vesting of all of Mr. Aldrich’s then-outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards.  The CIC Bonus Amount is an amount equal to the greater of (x) the average short-term cash incentive awards received for the three years prior to the year in which the change of control occurs and (y) the target annual short-term cash incentive award for the year in which the change of control occurs.

The Aldrich Agreement also sets out the benefits that become payable upon the earlier of the expiration of the term of the Aldrich Agreement (including an early expiration of the term that occurs following the Company’s 2017 annual meeting of stockholders by mutual agreement of the Company and Mr. Aldrich) or Mr. Aldrich’s death or disability, provided that Mr. Aldrich does not voluntarily terminate his employment with the Company before the date on which the Company’s 2017 annual meeting of stockholders occurs. The benefits provided to Mr. Aldrich under these circumstances will consist of: (i) a lump-sum payment equal to one times the sum of (A) his then-current annual base salary and (B) the Bonus Amount; (ii) full acceleration of the vesting of all of Mr. Aldrich’s outstanding stock options, which stock options will become exercisable for a period of two years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares that he would have earned had he remained employed through the end of the applicable performance period (provided that such acceleration shall only apply to a pro-rated portion of any awards granted to Mr. Aldrich in the final fiscal year of the term of the Aldrich Agreement, based on the number of days he performed services for the Company in such fiscal year); (iii) COBRA continuation for a period of 18 months after the termination; and (iv) payment of his annual short-term incentive award for the fiscal year in which termination occurs, based on the achievement of any and all applicable performance milestones determined by the Company’s Board of Directors in accordance with the terms of the applicable executive bonus plan and prorated based on the number of days he performed services for the Company in such fiscal year.

The Aldrich Agreement sets Mr. Aldrich’s annual base salary at $800,000. Mr. Aldrich will be eligible to participate in any fiscal year executive incentive plan adopted by the Company during the term of the agreement. His annual cash bonus opportunity (i) under the Company’s Fiscal Year 2016 Executive Incentive Plan (the “FY 2016 EIP”) shall remain in effect for the 2016 fiscal year, and (ii) under any executive bonus plan adopted by the Company for any other fiscal year during the term of the Aldrich Agreement shall be the same as the annual cash bonus opportunity for the Company’s then-Chief Executive Officer.  The Aldrich Agreement also provides that Mr. Aldrich will be eligible to receive an annual award of stock options and performance shares in each fiscal year during the term of the Aldrich Agreement at the same time as annual equity awards are made to the Company’s executives, in each case, in such amount as is equal to 90% of any such award made by the Company to the Company’s then-Chief Executive Officer.

The Aldrich Agreement has an initial term that lasts until the date on which the Company’s 2018 annual meeting of stockholders occurs and that automatically extends until the date on which the Company’s 2019 annual meeting of stockholders occurs, unless either the Company or Mr. Aldrich timely provides a notice of non-renewal to the other. Additionally, the Aldrich Agreement requires that Mr. Aldrich sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Aldrich Agreement and the Aldrich Agreement contains non-compete and non-solicitation provisions applicable to Mr. Aldrich while he is employed by the Company and for 24 months following the termination of his employment.

Agreement with Liam K. Griffin

On May 11, 2016, in connection with the appointment of Mr. Griffin as Chief Executive Officer, the Company entered into an Amended and Restated Change in Control / Severance Agreement with Mr. Griffin (the “Griffin Agreement”), which is effective as of May 11, 2016.

The Griffin Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change in control, Mr. Griffin either (i) is terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances will consist of: (i) a lump-sum payment equal to two times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Payment; (ii) full acceleration of the vesting of all of Mr. Griffin’s outstanding stock options, which stock options will become exercisable for a period of two years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) COBRA continuation for up to 15 months after the termination date.

The Griffin Agreement also sets out severance benefits that become payable if, within the period of time commencing three months prior to and ending two years following a change in control, Mr. Griffin’s employment is either (i) terminated by the Company without cause or (ii) terminated by Mr. Griffin for good reason (a “Qualifying Termination”). The severance benefits provided to Mr. Griffin in such circumstances will consist of: (i) a lump-sum payment equal to two and one-half times the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of Mr. Griffin’s then-outstanding stock options will become exercisable for a period of 30 months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to 18 months after the termination date.

The Griffin Agreement also provides that in the event of a Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding stock options, restricted stock awards and restricted stock unit awards and partial acceleration of any performance share awards, in each case granted after January 22, 2015.  However, in the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards will accelerate (as described in the preceding sentence) as of the change in control.

The Griffin Agreement also provides that all outstanding equity awards held by Mr. Griffin on January 22, 2015, that were granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan will continue, following January 22, 2015, to be governed by the terms of the 2005 Long-Term Incentive Plan and the applicable award agreements thereunder, which terms include automatic accelerated vesting upon a change in control; provided, however, that for purposes of these awards, a “change in control event” will be deemed to have occurred in the event of a change in control as defined in the Griffin Agreement.

In the event of Mr. Griffin’s death or permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “IRC”)), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, restricted stock unit awards) and all performance-based equity awards where the performance period has ended and the shares are earned but unissued. The Griffin Agreement also provides that if Mr. Griffin’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award will be deemed earned as to the greater of (i) the target level of shares for such award; (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares will become vested and issuable to him after the performance period ends. In addition, all outstanding stock options will be exercisable for a period of 12 months following the termination of employment (but not beyond the expiration of their respective maximum terms).

The Griffin Agreement has an initial two year term from May 11, 2016, and thereafter renews automatically on an annual basis for up to five additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to Mr. Griffin under the Griffin Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to Mr. Griffin while he is employed by the Company and for 12 months following the termination of his employment.

Compensation for Liam K. Griffin

Effective as of Mr. Griffin’s appointment as Chief Executive Officer, his annual base salary will be increased to $850,000.  Under the FY 2016 EIP, Mr. Griffin is also eligible to earn a short-term cash incentive award equaling one-hundred and sixty percent (160%) of his base salary for the 2016 fiscal year if the Company achieves its target performance metrics during the 2016 fiscal year, with the opportunity to earn up to a maximum of two (2) times his target award to the extent the Company exceeds its target performance metrics during the 2016 fiscal year (with any such payout to be prorated to reflect that the changes were effective as of May 11, 2016).  Additional information about the FY 2016 EIP is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2015.

In connection with Mr. Griffin’s appointment as Chief Executive Officer, he also received a restricted stock unit award for 26,000 shares of the Company’s common stock and a stock option to purchase 73,000 shares of the Company’s common stock. Both awards were granted on May 11, 2016 and will vest in equal annual installments over a four-year period measured from the grant date. The stock option has an exercise price of $64.59 per share, which was equal to the closing price on the NASDAQ Global Select Market on such grant date. The awards were made under the Company’s 2015 Long-Term Incentive Plan and are evidenced by the Company’s forms of Restricted Stock Unit Agreement and Nonstatutory Stock Option Agreement, respectively, previously approved by the Compensation Committee of the Board of Directors and filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed on the Exhibit Index hereto is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 12, 2016	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated May 12, 2016